Exhibit 10.26

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 7th day of April, 2006, by and between SILICON VALLEY BANK (“Bank”) and THRESHOLD PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) whose address is 1300 Seaport Boulevard, Redwood City, California 94063.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 27, 2003, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of March 31, 2004, and as further amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of March 9, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) add a supplemental equipment term loan facility, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2 (LOAN AND TERMS OF PAYMENT). Section 2 is amended by adding the following section immediately after Section 2.1.2 as Section 2.1.3:

2.1.3 Supplemental Equipment Advances.

(a) Availability. Through March 31, 2007 (the “Supplemental Equipment Availability End Date”), Bank shall make advances (each, a “Supplemental Equipment Advance” and, collectively, “Supplemental Equipment Advances”) not exceeding the Supplemental Equipment Line. Supplemental Equipment Advances will be available in two (2) tranches of Two Million Dollars ($2,000,000) each (“Tranche One” and “Tranche Two”, respectively). A single Supplemental Equipment Advance under Tranche One (the “Tranche One Supplemental Equipment Advance”) shall be available on the Supplemental Equipment Closing Date. Borrower shall not be required to submit invoices supporting the Tranche One Supplemental Equipment Advance. Supplemental Equipment Advances under Tranche Two (the “Tranche Two Supplemental Equipment Advances”) shall be available through the Supplemental Equipment Availability End Date. Supplemental Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Supplemental Equipment Advance, and no Supplemental Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment. After repayment, no Supplemental Equipment Advance may be reborrowed.

(b) Supplemental Equipment Advances. To obtain a Supplemental Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one (1) Business Day before the day on which the Supplemental Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Eligible Equipment being financed.

(c) Repayment. Each Supplemental Equipment Advance shall be payable in thirty six (36) consecutive equal monthly installments of principal and accrued interest, beginning on the first (1st) day of the first (1st) month following such Supplemental Equipment Advance and continuing on the first (1st) day of each month thereafter (each a “Supplemental Equipment Payment Date”). The final payment due on the applicable Supplemental Equipment Maturity Date shall include all outstanding principal and all accrued unpaid interest.

(d) Final Payment. On the earlier of (i) the final Supplemental Equipment Payment Date with respect to each Supplemental Equipment Advance, (ii) the termination of the Supplemental Equipment Line, or (iii) prepayment, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date with respect to such Supplemental Equipment Advance, an amount equal to the Supplemental Equipment Final Payment.

(e) Prepayment Upon an Event of Loss. Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then, if no Event of Default has occurred or is continuing, within ten (10) days following such Event of Loss, at Borrower’s option, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(d) Prepayment. At Borrower’s option, so long as an Event of Default has not occurred and is not continuing, Borrower shall have the option to prepay all, but not less than all, of the Supplemental Equipment Loan Amount advanced by Bank under this Agreement, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Supplemental Equipment Advance at least thirty (30) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Supplemental Equipment Advance through the date the prepayment is made; (ii) all unpaid principal with respect to the Supplemental Equipment Advance; (iii) a premium equal to the Make-Whole Premium; (iv) the Supplemental Equipment Final Payment; and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.2 Section 2.2 (Interest Rate, Payments). Section 2.2(a) is amended by deleting it in its entirety and replacing it with the following:

(a) Interest Rate. (i) Each Equipment Advance shall continue to accrue interest on the outstanding principal balance at a fixed per annum rate determined as of the date of the applicable Funding Date equal to the greater of: (A) the Treasury Note Rate as of the applicable Funding Date plus three percent (3.0%) or (B) five and one-half percent (5.50%); and which rate shall remain fixed for the term of the relevant Equipment Advance. (ii) Each Supplemental Equipment Advance shall accrue interest on the outstanding principal balance for each Supplemental Equipment Advance at a fixed per annum rate equal to the Basic Rate, which shall be payable monthly. After an Event of Default, Obligations accrue interest at five percent (5.0%) above the rate effective immediately before the Event of Default. Interest is computed on a 360-day year for the actual number of days elapsed.

2.3 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) is amended by deleting it in its entirety and replacing it with the following:

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than forty five (45) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of

Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt; (iv) within ten (10) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (v) as soon as available, but no later than forty five (45) days after fiscal year end, Borrower’s financial projections for the upcoming fiscal year approved by Borrower’s Board of Directors and in form and substance reasonably satisfactory to Bank; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Fifty Thousand Dollars ($150,000) or more; and (vii) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

2.4 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Equipment Advance, Supplemental Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance or Supplemental Equipment Advance, as applicable.

(b) The following definitions are added to Section 13.1 of the Loan Agreement:

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the Supplemental Equipment Funding Date, plus (b) the Loan Margin.

“Loan Margin” is two hundred twenty five (225) basis points.

“Make-Whole Premium” is an amount equal to five percent (5.0%) of the outstanding Supplemental Equipment Advance if the prepayment is made on or before the second (2nd) anniversary of the date hereof and three percent (3.0%) of the outstanding Supplemental Equipment Advance if the prepayment is made after the second (2nd) anniversary hereof, but before the Supplemental Equipment Maturity Date.

“Supplemental Equipment Advance” is defined in Section 2.1.3(a).

“Supplemental Equipment Availability End Date” is defined in Section 2.1.3(a).

“Supplemental Equipment Closing Date” is the date of this Amendment.

“Supplemental Equipment Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the final Supplemental Equipment Payment Date for such Supplemental Equipment Advance or (b) the acceleration of such Supplemental Equipment Advance, equal to the Supplemental Equipment Loan Amount for such Supplemental Equipment Advance multiplied by the Final Payment Percentage.

“Supplemental Equipment Final Payment Percentage” is, for each Supplemental Equipment Advance, four percent (4.0%).

“Supplemental Equipment Funding Date” is the date a Supplemental Equipment Advance is made.

“Supplemental Equipment Line” is a Supplemental Equipment Advance or Supplemental Equipment Advances in an aggregate amount of up to Four Million Dollars ($4,000,000) outstanding at any time.

“Supplemental Equipment Loan Amount” in respect of each Supplemental Equipment Advance is the original principal amount of such Supplemental Equipment Advance.

“Supplemental Equipment Maturity Date” is, with respect to each Supplemental Equipment Advance, the final Supplemental Equipment Payment Date, but no later than March 31, 2010.

“Supplemental Equipment Payment Date” is defined in Section 2.1.3(c).

“Treasury Note Maturity” is thirty six (36) months.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the March 27, 2003 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Twenty Thousand Dollars ($20,000) (the “Good Faith Deposit”), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses will be returned to Borrower.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Threshold Pharmaceuticals, Inc.

By:	/s/ Jason Hughes	By:	/s/ Janet I. Swearson
Name:	Jason Hughes	Name:	Janet I. Swearson
Title:	Vice President	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]